CoBANK™

5500 South Quebec Street
Greenwood Village, CO 80111
Phone: 303-740-4000
Fax: 303-740-4002
www.cobank.com

February 26, 2014

Bill Otis
New Ulm Telecom, Inc.
400 2nd Street North
New Ulm, MN 56073

RE: Master Loan Agreement RX0583, dated as of January 4, 2008 (the "Master Loan Agreement"), by and between New Ulm Telecom, Inc. ("Borrower") and CoBank, ACB ("CoBank")

Dear Mr. Otis:

It has come to our attention that the Borrower is or was in violation of certain provisions of the Master Loan Agreement. CoBank hereby waives the following violations (collectively, whether one or more, "Specified Violations"):

1. Section 8(I)(2) of the Master Loan Agreement requires Borrower to maintain a Debt Service Coverage ratio of not less than 1.50:1.00 at fiscal quarter end. Borrower is in violation of this covenant for the fiscal quarters ended December 31, 2013; March 31, 2014; June 30, 2014; and September 30, 2014.

CoBank's waiver of the Specified Violations is based on CoBank's consideration of Borrower's circumstances as they now exist and should not be construed as a course of dealing implying that CoBank will execute similar waivers in the future.

Sincerely yours,

Victor Padilla
Communications Banking Division
CoBank, ACB

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